UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2017
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 26, 2017, PayPal Holdings, Inc. (the “Company”) drew down $800 million under its revolving credit facility (the “Facility”) pursuant to the Company’s previously disclosed Credit and Guarantee Agreement, a copy of which is attached as Exhibit 10.6 to the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 20, 2015. The borrowing under the Facility bears interest at a rate equal to one-month LIBOR plus a margin of 1.125% (2.36% as of September 26, 2017). The Company expects that the funds will be used for general corporate purposes including, among other things, for purposes related to the acquisition of Swift Financial Corporation by PayPal, Inc., which closed on September 19, 2017, for stock repurchases, and for working capital. Following the drawdown, the remaining availability under the Facility is approximately $1.2 billion.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 27, 2017, the Company announced that Rodney C. Adkins had been appointed as a new member of the Company’s Board of Directors (the “Board”) and a member of the Audit, Risk and Compliance Committee of the Board, effective September 26, 2017. Mr. Adkins fills a vacancy created by an increase in the size of the Board from ten to eleven, and his term of office will expire at the Company’s 2018 annual meeting of stockholders or until his successor has been elected and qualified. As a non-employee director, Mr. Adkins will be entitled to receive compensation in accordance with the Company’s Independent Director Compensation Policy, a copy of which is attached as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on June 28, 2017.
There is no arrangement or understanding between Mr. Adkins and any other persons pursuant to which Mr. Adkins was appointed as a director. Furthermore, there are no transactions between Mr. Adkins and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: September 28, 2017	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary